SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                               FORM 8-K

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):January 21, 2002

                        E-COMMERCE WEST CORP.

       (Exact name of registrant as specified in its charter)



           UTAH                  0-10315               95-4091368
     (State or other         (Commission            (I.R.S. Employer
     jurisdiction of          File Number            Identification #)
     incorporation)


         2157 B India St, San Diego, CA                   92101
        (Address of principal executive offices)      (Zip Code)

   Registrant's telephone number, including area code: (619) 544-0066

          Total number of sequentially numbered pages:   4

                    Exhibit index page number:   4





















ITEM 5	OTHER EVENTS

      At a Board of Directors meeting on January 21, 2002 the following events took place:
    - the Board by resolution, acting upon a Written Consent of Shareholders holding more than 50% of the voting common stock, voted and approved the name change of the corporation to:

                     Interactive Broadcasting Network Group

      (see Exhibit A, page 4, copy of "Certification of Articles of Amendment Enacting Change of Name" issued by the State of Utah, Department of Commerce.)
    - the Board by resolution, acting upon a Written Consent of Shareholders holding more than 50% of the voting common stock, voted and approved that effective January 28, 2002, the common stock, the preferred stock and the class B warrants issued and outstanding plus active registrations are reverse split 1:6 with all rights, preferences and privileges associated with the common and preferred shares issued and outstanding and authorized remain intact. Post split the class B warrants shall have an exercise price of $120 with all other terms and conditions remaining intact.


     The Corporation has relocated its corporate headquarters from 83 Sherman St., Deadwood, SD 57732 to 2157 B India St., San Diego, CA 92101.




























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                                SIGNATURES


Pursuant to the requirements of the securities and exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  Interactive Broadcasting Network Group.


                                formerly, E-COMMERCE WEST CORP.





                                          By: /s/ Jon F. Elliott
                                             Jon F. Elliott, President/CEO


Date: January 30, 2002

























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                                  EXHIBIT A




                   CERTIFICATION OF ARTICLES OF AMENDMENT
                           ENACTING CHANGE OF NAME




THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE HEREBY CERTIFIES THAT Articles of Amendment were submitted by

                            E-COMMERCE WEST CORP.

FOR APPROVAL AND FILING BY THIS OFFICE ON January 23, 2002, and that that corporation name is changed thereby to

                INTERACTIVE BROADCASTING NETWORK GROUP, INC.

AS APPEARS OF RECORD IN THE OFFICES OF THE DIVISION.

Registration Number: 763770-0142


                                      Dated this  28th  day
                                      of       January        ,2002




                                          /s/ Kathy Berg
                                      Kathy Berg
                                      Director, Division of
                                      Corporations and Commercial Code















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